Exhibit h(ii)(b)

TRANSFER AGENCY AND SERVICE AGREEMENT

between

BAILLIE GIFFORD INTERNATIONAL FUND, INC.

and

STATE STREET BANK AND TRUST COMPANY

i

TRANSFER AGENCY AND SERVICE AGREEMENT

AGREEMENT made as of the           day of                                , 1994, by and between Baillie Gifford International Fund, Inc., a Maryland corporation, having its principal office and place of business at 201 Park Avenue South, New York, New York 10003 (the “Fund”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the “Bank”).

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Fund intends to initially offer shares in two series, Baillie Gifford International Fund and Baillie Gifford Emerging Markets Fund (each such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Article 10, being herein referred to, as a “Portfolio”, and collectively as the “Portfolios”);

WHEREAS, the Fund on behalf of the Portfolios desires to appoint the Bank as its transfer agent, dividend disbursing agent, custodian of certain retirement plans and agent in connection with certain other activities and the Bank desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

Article 1  Terms of Appointment; Duties of the Bank

1.01         Subject to the terms and conditions set forth in this Agreement, the Fund, on behalf of the Portfolios, hereby employs and appoints the Bank to act as, and the Bank agrees to act as its transfer agent for the authorized and issued shares of capital stock of the Fund representing interests in each of the respective Portfolios (“Shares”), dividend disbursing agent, custodian of certain retirement plans and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of each of the respective Portfolios of the Fund (“Shareholders”) and set out in the currently effective prospectus and statement of additional information (“prospectus”) of the Fund on behalf of the applicable Portfolio, including without limitation any periodic investment plan or periodic withdrawal program.

1.02         The Bank agrees that it will perform the following services:

(a)           In accordance with procedures established from time to time by agreement between the Fund on behalf of each of the Portfolios, as applicable and the Bank, the Bank shall:

(i)                                     Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Fund authorized pursuant to the Articles of Incorporation of the Fund (the “Custodian”);

(ii)                                  Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

(iii)                               Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

(iv)                              In respect to the transactions in items (1), (ii) and (Ai) above, the Bank shall execute transactions directly with broker-dealers authorized by the Fund who shall thereby be deemed to be acting on behalf of the Fund;

(v)                                 At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies to the redeeming Shareholder(s) or other appropriately designated payee(s);

(vi)                              Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

(vii)                           Prepare and transmit payments for dividends and distributions declared by the Fund on behalf of the applicable Portfolio;

(viii)                        Issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by the Bank of indemnification satisfactory to the Bank and protecting the Bank and the Fund, and the Bank at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity;

(ix)                                Maintain records of account for and advise the Fund and its Shareholders as to the foregoing; and

(x)                                   Record the issuance of Shares of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding.  The Bank shall also provide the Fund on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which, functions shall be the sole responsibility of the Fund.

(b)           In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Bank shall:  (i) perform the customary services of a transfer agent, dividend disbursing agent, custodian of certain retirement plans and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S.  Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and (ii) provide a system which will enable the Fund to monitor the total number of Shares sold in each State.

(c)           In addition, the Fund shall (i) identify to the Bank in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State.  The responsibility of the Bank for the Fund’s blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.

(d)           Procedures as to who shall provide certain of these services in Article 1 may be established from time to time by agreement between the Fund on behalf of each Portfolio and the Bank per the attached service responsibility schedule.  The Bank may at times perform only a portion of these services and the Fund or its agent may perform these services on the Fund’s behalf.

(e)           The Bank shall provide additional services on behalf of the Fund (i.e., escheatment services) which may be agreed upon in writing between the Fund and the Bank.

Article 2  Fees and Expenses

2.01         For the performance by the Bank pursuant to this Agreement, the Fund agrees on behalf of each of the Portfolios to pay the Bank an annual maintenance fee for each Shareholder account as set out in the fee schedule attached hereto.  Such fees and out-of-pocket expenses and advances identified under Section 2.02 below may be changed from time to time subject to mutual written agreement between the Fund and the Bank.

2.02         In addition to the fee paid under Section 2.01 above, the Fund agrees on behalf of each of the Portfolios to reimburse the Bank for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage or advances incurred by the Bank for the items set out in the fee schedule attached hereto.  In addition, any other expenses incurred by the Bank at the request or with the consent of the Fund, will be reimbursed by the Fund on behalf of the applicable Portfolio.

2.03         The Fund agrees on behalf of each of the Portfolios to pay all fees and reimbursable expenses within five days following the receipt of the respective billing notice.  Postage for mailing of dividends, proxies, Fund reports and other mailings to all Shareholder accounts shall be advanced to the Bank by the Fund at least seven (7) days prior to the mailing date of such materials.

Article 3  Representations and Warranties of the Bank

The Bank represents and warrants to the Fund that:

3.01         It is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

3.02         It is duly qualified to carry on its business in the Commonwealth of Massachusetts.

3.03         It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

3.04         All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

3.05         It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

Article 4  Representations and Warranties of the Fund

The Fund represents and warrants to the Bank that:

4.01         It is a corporation duly organized and existing and in good standing under the laws of Maryland.

4.02         It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement.

4.03         All corporate proceedings required by said Articles of Incorporation and By-Laws have been taken to authorize it to enter into and perform this Agreement.

4.04         It is an open-end and diversified management investment company registered under the Investment Company Act of 1940, as amended.

4.05         A registration statement under the Securities Act of 1933, as amended on behalf of each of the Portfolios is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

Article 5  Data Access and Proprietary Information

5.01         The Fund acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Fund by the Bank as part of the Fund’s ability to access certain Fund-related data (“Customer Data”) maintained by the Bank on data bases under the control and ownership of the Bank or other third party (“Data Access Services”) constitute copyrighted, trade secret, or other proprietary information (collectively, “Proprietary Information”) of substantial value to the Bank or other third party.  In no event shall Proprietary Information be deemed Customer Data.  The Fund agrees to treat all Proprietary Information as proprietary to the Bank and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder.  Without limiting the foregoing, the Fund agrees for itself and its employees and agents:

(a)                                  to access Customer Data solely from locations as may be designated in writing by the Bank and solely in accordance with the Bank’s applicable user documentation;

(b)                                 to refrain from copying or duplicating in any way the Proprietary Information;

(c)                                  to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform in a timely manner of such fact and dispose of such information in accordance with the Bank’s instructions;

(d)                                 to refrain from causing or allowing third-party data acquired hereunder from being retransmitted to any other computer facility or other location, except with the prior written consent of the Bank;

(e)                                  that the Fund shall have access only to those authorized transactions agreed upon by the parties;

(f)            to honor all reasonable written requests made by the Bank to protect at the Bank’s expense the rights of the Bank in Proprietary Information at common law, under federal copyright law and under other federal or state law.

Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Article 5.  The obligations of this Article shall survive any earlier termination of this Agreement.

5.02         If the Fund notifies the Bank that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Bank shall endeavor in a timely manner to correct such failure.  Organizations from which the Bank may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Fund agrees to make no claim against the Bank arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof.  DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS.  THE BANK EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

5.03         If the transactions available to the Fund include the ability to originate electronic instructions to the Bank in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information (such transactions constituting a “COEFI”), then in such event the Bank shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Bank from time to time.

Article 6  Responsibility of the Fund

6.01         The Bank shall not be responsible for all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

(a)           All actions of the Bank or its agent or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

(b)           The Fund’s refusal or failure to comply with the terms of this Agreement, or which arise out of the Fund’s lack of good faith, negligence or willful misconduct which arise out of the breach of any representation or warranty of the Fund hereunder.

(c)           The reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (ii) are received by the Bank or its agents or subcontractors, and furnished to it by or on behalf of the Fund or the applicable Portfolio, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund.

(d)           The reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Fund on behalf of the applicable Portfolio.

(e)           The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of’ such Shares in such state.

6.02         At any time the Bank may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel.  The Bank, its agents and subcontractors shall be protected in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund.  The Bank, its agents and subcontractors shall also be protected in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

Article 7  Standard of Care

7.01         The Bank shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct of that of its employees.

Article 8  Covenants of the Fund and the Bank

8.01         The Fund shall on behalf of each of the Portfolios promptly furnish to the Bank the following:

(a)           A certified copy of the resolution of the Directors of the Fund authorizing the appointment of the Bank and the execution and delivery of this Agreement.

(b)           A copy of the Articles of Incorporation and By-Laws of the Fund and all amendments thereto.

8.02         The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

8.03         The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable.  To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

8.04         The Bank and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

8.05         In case of any requests or demands for the inspection of the Shareholder records of the Fund, the Bank will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection.  The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

Article 9  Termination of Agreement

9.01         This Agreement may be terminated by either party as to all or any of the Portfolios upon one hundred twenty (120) days written notice to the other.

9.02         Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund on behalf of the applicable Portfolio(s).  Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination and/or a charge equivalent to the average of three (3) months’ fees.

9.03         Termination of this Agreement with respect to any given Portfolio shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Portfolio.

Article 10  Additional Funds

10.01       In the event that the Fund establishes one or more series of Shares in addition to Baillie Gifford International Fund and Baillie Gifford Emerging Markets Fund with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

Article 11  Assignment

11.01       Except as provided in Section 11.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

11.02       This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

11.03       The Bank may, without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts corporation (“BFDS”) which is duly registered as a transfer agent pursuant to Section 17A(c)(1) of the Securities Exchange Act of 1934, as amended (“Section 17A(c)(1)”), (ii) a BFDS subsidiary duly registered as a transfer agent pursuant to Section 17A(c)(1) or (iii) a BFDS affiliate; provided, however, that the Bank shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

Article 12  Amendment

12.01       This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Directors of the Fund.

Article 13  Massachusetts Law to Apply

13.01       This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

Article 14  Force Majeure

14.01       In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

Article 15  Consequential Damages

15.01       Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

Article 16  Merger of Agreement

16.01       This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

Article 17  Limitation of Liability of the Directors and Shareholders

17.01       A copy of the Articles of Incorporation of the Corporation is on file with the State Department of Assessments and Taxation of the State of Maryland, and notice is hereby given that this instrument is executed on behalf of the Directors of the Corporation as Directors and not individually and that the obligations of this instrument are not binding upon any of the Directors or the Shareholders individually but are binding only upon the assets and property of the Fund.

Article 18  Counterparts

18.01       This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

BAILLIE GIFFORD INTERNATIONAL FUND, INC.

BY:	/s/ Thomas R. Hickey, Jr.

ATTEST:

/s/ Richard T. Potter, Jr.

STATE STREET BANK AND TRUST COMPANY

BY:

/s/ Ronald E. Logue
Executive Vice President

ATTEST:

/s/ [ILLEGIBLE]

National Financial Data Services

A Subsidiary of Boston Financial Data Services, Inc.

330 West 9th Street

Kansas City, MO  64105-1514

September 4, 2002

Rich Cumiskey

Guardian Investor Services Corporation

81 Highland Ave. A-260

Bethlehem, PA  18017

Dear Rich:

STATE STREET BANK & TRUST CO (the “Transfer Agent”) and the undersigned entities are parties to an agreement or agreements (the “Agreement”) under which the Transfer Agent performs certain transfer agency and/or record keeping services for the Fund.  In connection with the enactment of the USA Patriot Act of 2001 and the regulations promulgated thereunder, (collectively, the “Patriot Act”), the Fund has requested and the Transfer Agent has agreed to amend the Agreement as of thedate hereof in the manner set forth below:

WHEREAS, the Patriot Act imposes new anti-money laundering requirements on financial institutions, including mutual funds;

WHEREAS, the Fund recognizes the importance of complying with the Patriot Act and the Fund has developed and implemented a written anti-money laundering program, which is designed to satisfy the requirements of the Patriot Act, (the “Fund’s Program”);

WHEREAS, the Patriot Act authorizes a mutual fund to delegate to a service provider, including its transfer agent, the implementation and operation of aspects of the fund’s anti-money laundering program, and

WHEREAS, the Fund desires to delegate to the Transfer Agent the implementation and operation of certain aspects of the Fund’s Program and the Transfer Agent desires to accept such delegation.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows

1.                                       Delegation; Duties

1.1.                              Subject to the terms and conditions set forth in the Agreement, the Fund hereby delegates to the Transfer Agent those aspects of the Fund’s Program that are set forth on Exhibit A, attached hereto.  The duties set forth on Exhibit A may be amended, from time to time, by mutual agreement of the parties upon the execution by both parties of a revised Exhibit A bearing a later date than the date hereof.

1.2.                              The Transfer Agent agrees to perform such delegated duties, with respect to the ownership of shares in the Fund for which the Transfer Agent maintains the applicable shareholder information, subject to and in accordance with the terms and conditions of the Agreement.

2.                                       Consent to Examination

2.1.                              In connection with the performance by the Transfer Agent of the above-delegated duties, the Transfer Agent understands and acknowledges that the Fund remains responsible for assuring compliance with the Patriot Act and that the records the Transfer Agent maintains for the Fund relating to theFund’s Program may be subject, from time to time, to examination and/or inspection by federal regulators in order that the regulators may evaluate such compliance.  The Transfer Agent hereby consents to such examination and/or inspection and agrees to cooperate with such federal examiners in connection with their review.  For purposes of such examination and/or inspection, the Transfer Agent will use its best efforts to make available, during normal business hours, all required records and information for reviewby such examiners.

3.                                       Limitation on Delegation.

3.1.                              The Fund acknowledges and agrees that in accepting the delegation hereunder, the Transfer Agent is agreeing to perform only those aspects of the Fund’s Program that have been expressly delegated hereby and is not undertaking and shall not be responsible for any other aspect of the Fund’s Program or for the overall compliance by the Fund with the Patriot Act.  Additionally, the parties acknowledge and agree thattheTransfer Agentshall onlybe responsible for performing the delegated duties with respect to the ownership of shares in the Fund for which the Transfer Agent maintains the applicable shareholder information.

4.                                       Expenses.

4.1.                              In consideration of the performance of the foregoing duties, the Fund agrees to pay the Transfer Agent for the reasonable administrative expense that may be associated with such additional duties.  The terms of the Agreement shall apply with respect to the payment of such expense in the same manner and to the same extent as any other expenses incurred under the Agreement.

5.                                       Miscellaneous.

5.1.                              In all other regards, the terms and provisions of the Agreement shall continue to apply with full force and effect.

5.2.                              Each party represents to the other that the execution and delivery of this Amendment has been duly authorized.

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IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executedin its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:	STATE STREET BANK AND TRUST CO

By:	By:	/s/ Craig Hill
Name:	Name: Craig Hill
Title:	Title: Vice President

WITNESSED BY:	THE GUARDIAN CASH FUND, INC.

By:	By:	/s/ Donald Sullivan
Name:	Name: Donald Sullivan
Title:	Title: Vice President

WITNESSED BY:	THE GUARDIAN STOCK FUND, INC.

By:	By:	/s/ Donald Sullivan
Name:	Name: Donald Sullivan
Title:	Title: Vice President

WITNESSED BY:	THE GUARDIAN BOND FUND, INC.

By:	By:	/s/ Donald Sullivan
Name:	Name: Donald Sullivan
Title:	Title: Vice President

WITNESSED BY:	THE GUARDIAN U.S. GOVERNMENT TRUST

By:	By:	/s/ Donald Sullivan
Name:	Name: Donald Sullivan
Title:	Title: Vice President

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WITNESSED BY:	THE GUARDIAN CASH MANAGEMENT
TRUST

By:	By:	/s/ Donald Sullivan
Name:	Name: Donald Sullivan
Title:	Title: Vice President

WITNESSED BY:	THE PARK AVENUE PORTFOLIO

By:	By:	/s/ Donald Sullivan
Name:	Name: Donald Sullivan
Title:	Title: Vice President

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Exhibit A

Delegated Duties

With respect to the ownership of shares in the Fund for which the Transfer Agent maintains the applicable shareholder information, the Transfer Agent shall:

•                  Follow the Fund’s third party check policies (which may change from time to time).

•                  Submit all financial and non-financial transactions through the Office of Foreign Assets Control (“OFAC’’) database and the Securities and Exchange Commission (“SEC”) Control Lists.

•                  Review redemption transactions that occur within thirty (30) days of account establishment or maintenance.

•                  Review wires sent to banking instructions other than those on file.

•                  Review a shareholder’s account for unusual activity when purchases and redemptions by the shareholder (based on social security number within the Funds) hit the $100,000 threshold that has been set on the “Unusual Activity Warning System.”

•                  Review accounts to identity those established by known offenders attempting fraud and once identified, freeze such accounts.

•                  Monitor and track cash equivalents under $ 10,000 for a rolling twelve-month period and file Form 8300 as necessary.

•                  File suspicious activity torts as necessary.

In the event that the Transfer Agent detects suspicious activity as a result of the foregoing procedures, which necessitates the filing by the Transfer Agent of a suspicious activity report, a Form 8300 or other similar report or notice to OFAC or other regulatory agency, then the TransferAgentshall alsoimmediately notify the Fund, unless prohibited by applicable law.

STATE STREET BANK & TRUST CO		THE GUARDIAN CASH FUND, INC.

By:	/s/ Craig Hill	By:	/s/ Donald Sullivan
Name: Craig Hill		Name: Donald Sullivan
Title: Vice President		Title: Vice President

Date: 9-19-02

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STATE STREET BANK AND TRUST CO		THE GUARDIAN STOCK FUND, INC.

By:	/s/ Craig Hill	By:	/s/ Donald Sullivan
Name: Craig Hill		Name: Donald Sullivan
Title: Vice President		Title: Vice President

Date: 9-19-02

STATE STREET BANK & TRUST CO		THE GUARDIAN BOND FUND, INC.

By:	/s/ Craig Hill	By:	/s/ Donald Sullivan
Name: Craig Hill		Name: Donald Sullivan
Title: Vice President		Title: Vice President
Date: 9-19-02

STATE STREET BANK & TRUST CO		THE GUARDIAN U.S. GOVERNMENT
TRUST

By:	/s/ Craig Hill	By:	/s/ Donald Sullivan
Name: Craig Hill		Name: Donald Sullivan
Title: Vice President		Title: Vice President

Date: 9-19-02

STATE STREET BANK & TRUST CO		THE GUARDIAN U.S. CASH
MANAGEMENT TRUST

By:	/s/ Craig Hill	By:	/s/ Donald Sullivan
Name: Craig Hill		Name: Donald Sullivan
Title: Vice President		Title: Vice President

Date: 9-19-02

STATE STREET BANK & TRUST CO		THE PARK AVENUE PORTFOLIO

By:	/s/ Craig Hill	By:	/s/ Donald Sullivan
Name: Craig Hill		Name: Donald Sullivan
Title: Vice President		Title: Vice President

Date: 9-19-02

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ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment Agreement”) is entered into as of October 9, 2006, between GIAC Funds, Inc. (formerly known as Baille Gifford International Fund, Inc.), a Maryland corporation, on behalf of each of its series, separately (each, an “Assignor”), and RS Variable Products Trust, a Massachusetts business trust, on behalf of each of its series identified on Appendix A hereto, separately (each, an “Assignee”).

RECITALS

Assignors and State Street Bank and Trust Company, a Massachusetts trust company, are parties to the 1994 transfer agency and service agreement, as amended from time to time (the “Transfer Agency Agreement”), attached hereto as Appendix B.

Each Assignor and its corresponding Assignee, as designated on Appendix A, is a party to an Agreement and Plan of Reorganization, dated August 15, 2006 (“Agreement and Plan”), pursuant to which each Assignor will transfer all of its assets to its corresponding Assignee in exchange solely for shares of such Assignee and the assumption by the Assignee of identified liabilities of the Assignor (each, a “Reorganization”).  In connection with the transactions contemplated by that certain Agreement and Plan, Assignee shall assume the identified obligations of Assignor pursuant to the Transfer Agency Agreement, all on the terms and conditions set forth in this Assignment Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual covenants set forth herein and in the Transfer Agency Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Assignment of Transfer Agency Agreement.  Assignor hereby assigns, conveys, and otherwise transfers to Assignee all of its rights, benefits, title, and interest in, to, and under the Transfer Agency Agreement; provided, however, that this Agreement shall only be effective upon the Closing Date (as defined in the Agreement and Plan) of the applicable Reorganization.

Acceptance and Assumption of Transfer Agency Agreement.  Assignee hereby accepts from Assignor the foregoing assignment of Assignor’s rights, title, and interest in, to and under the Transfer Agency Agreement from Assignor and assumes and agrees to pay, perform, and discharge any and all terms, obligations, covenants, conditions and provisions under the Transfer Agency Agreement arising on or after the Closing Date.  It is intended that the Transfer Agency Agreement take effect with respect to each of the Assignees as if a separate and new transfer agency agreement had been entered into by each Assignee with State Street Bank and Trust Company as of the Closing Date.

Amendments.  No provision of this Assignment Agreement may be amended, modified, or waived except by written agreement duly executed by a duly authorized representative of each of the parties hereto.

Consent.  By its signature below, State Street Bank and Trust Company hereby consents to this assignment and assumption and agrees to be bound by the Transfer Agency Agreement, as assigned, from and after the Closing Date in accordance with the foregoing.

Headings.  The section headings used in this Assignment Agreement are for convenience of reference only and shall not be used or construed to define, interpret, expand, or limit any provision hereof.

Counterparts.  This Assignment Agreement may be executed in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Facsimile signatures may be relied upon as originals.

Governing Law.  This Assignment Agreement shall be governed by, and construed and enforced in accordance with, the internal substantive laws of The Commonwealth of Massachusetts, without giving effect to its conflict of law rules.

Entire Agreement.  This Assignment Agreement, together with the Transfer Agency Agreement and the agreements, documents and instruments executed in connection therewith, represent the entire agreement of the parties with respect to the subject matter hereof and thereof and supersede and cancel any prior oral or written agreement, letter of intent or understanding with respect to such subject matter.

Binding Agreement.  This Assignment Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of each of the parties.

Miscellaneous.  A copy of the Agreement and Declaration of Trust of RS Variable Products Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Assignment Agreement is executed on behalf of the Board of Trustees of the Assignee as Trustees and not individually, and that the obligations arising out of this Assignment Agreement are not binding upon the Trustees, officers, or holders of the shares of the series of the Assignee individually but are binding only upon the assets and property of the series in question.

[Signature Page to Follow]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption Agreement as of the date first set forth above.

ASSIGNOR:

`
GIAC Funds, Inc. (formerly known as Baille Gifford International Fund, Inc.) on behalf of each of its series set forth on Appendix A, separately

	By:	/s/ John H. Walter
	Name:	John H. Walter
	Title:	Vice President and Treasurer

ASSIGNEE:

RS Variable Products Trust, on behalf of each of its series set forth on Appendix A, separately

	By:	/s/ James E. Klescewski
	Name:	James E. Klescewski
	Title:	Treasurer

AGREED AND ACKNOWLEDGED:

State Street Bank and Trust Company

	By:	/s/ Kevin R. Powers
	Name:	Kevin Powers
	Title:	Vice President

APPENDIX A
TO
ASSIGNMENT AND ASSUMPTION AGREEMENT

Assignors:	Assignees:

Baillie Gifford International Growth Fund	RS International Growth VIP Series
Baillie Gifford Emerging Markets Fund	RS Emerging Markets VIP Series
The Guardian Small Cap Stock Fund	RS Partners VIP Series

APPENDIX B
TO
ASSIGNMENT AND ASSUMPTION AGREEMENT

1994 transfer agency and service agreement between
GIAC Funds, Inc. (formerly known as Baille Gifford International Fund, Inc.) and
State Street Bank and Trust Company

TRANSFER AGENCY AND SERVICE AGREEMENT

between

BAILLIE GIFFORD INTERNATIONAL FUND, INC.

and

STATE STREET BANK AND TRUST COMPANY

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TRANSFER AGENCY AND SERVICE AGREEMENT

AGREEMENT made as of the            day of                                   , 1994, by and between Baillie Gifford International Fund, Inc., a Maryland corporation, having its principal office and place of business at 201 Park Avenue South, New York, New York 10003 (the “Fund”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the “Bank”).

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Fund intends to initially offer shares in two series, Baillie Gifford International Fund and Baillie Gifford Emerging Markets Fund (each such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Article 10, being herein referred to, as a “Portfolio”, and collectively as the “Portfolios”);

WHEREAS, the Fund on behalf of the Portfolios desires to appoint the Bank as its transfer agent, dividend disbursing agent, custodian of certain retirement plans and agent in connection with certain other activities and the Bank desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

Article 1  Terms of Appointment; Duties of the Bank

1.01         Subject to the terms and conditions set forth in this Agreement, the Fund, on behalf of the Portfolios, hereby employs and appoints the Bank to act as, and the Bank agrees to act as its transfer agent for the authorized and issued shares of capital stock of the Fund representing interests in each of the respective Portfolios (“Shares”), dividend disbursing agent, custodian of certain retirement plans and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of each of the respective Portfolios of the Fund (“Shareholders”) and set out in the currently effective prospectus and statement of additional information (“prospectus”) of the Fund on behalf of the applicable Portfolio, including without limitation any periodic investment plan or periodic withdrawal program.

1.02         The Bank agrees that it will perform the following services:

(a)           In accordance with procedures established from time to time by agreement between the Fund on behalf of each of the Portfolios, as applicable and the Bank, the Bank shall:

(i)                                     Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Fund authorized pursuant to the Articles of Incorporation of the Fund (the “Custodian”);

(ii)                                  Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

(iii)                               Receive for acceptance redemption requests and redemption directions and deliver the appropriate documentation thereof to the Custodian;

(iv)                              In respect to the transactions in items (1), (ii) and (Ai) above, the Bank shall execute transactions directly with broker-dealers authorized by the Fund who shall thereby be deemed to be acting on behalf of the Fund;

(v)                                 At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid

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over in the appropriate manner such monies to the redeeming Shareholder(s) or other appropriately designated payee(s);

(vi)                              Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

(vii)                           Prepare and transmit payments for dividends and distributions declared by the Fund on behalf of the applicable Portfolio;

(viii)                        Issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by the Bank of indemnification satisfactory to the Bank and protecting the Bank and the Fund, and the Bank at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity;

(ix)                                Maintain records of account for and advise the Fund and its Shareholders as to the foregoing; and

(x)                                   Record the issuance of Shares of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding.  The Bank shall also provide the Fund on a regular basis with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which, functions shall be the sole responsibility of the Fund.

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(b)           In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Bank shall:  (i) perform the customary services of a transfer agent, dividend disbursing agent, custodian of certain retirement plans and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing U.S.  Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and (ii) provide a system which will enable the Fund to monitor the total number of Shares sold in each State.

(c)           In addition, the Fund shall (i) identify to the Bank in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State.  The responsibility of the Bank for the Fund’s blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.

(d)           Procedures as to who shall provide certain of these services in Article 1 may be established from time to time by agreement between the Fund on behalf of each Portfolio

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and the Bank per the attached service responsibility schedule.  The Bank may at times perform only a portion of these services and the Fund or its agent may perform these services on the Fund’s behalf.

(e)           The Bank shall provide additional services on behalf of the Fund (i.e., escheatment services) which may be agreed upon in writing between the Fund and the Bank.

Article 2  Fees and Expenses

2.01         For the performance by the Bank pursuant to this Agreement, the Fund agrees on behalf of each of the Portfolios to pay the Bank an annual maintenance fee for each Shareholder account as set out in the fee schedule attached hereto.  Such fees and out-of-pocket expenses and advances identified under Section 2.02 below may be changed from time to time subject to mutual written agreement between the Fund and the Bank.

2.02         In addition to the fee paid under Section 2.01 above, the Fund agrees on behalf of each of the Portfolios to reimburse the Bank for out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage or advances incurred by the Bank for the items set out in the fee schedule attached hereto.  In addition, any other expenses incurred by the Bank at the request or with the consent of the Fund, will be reimbursed by the Fund on behalf of the applicable Portfolio.

2.03         The Fund agrees on behalf of each of the Portfolios to pay all fees and reimbursable expenses within five days following the receipt of the respective billing notice.  Postage for mailing of dividends, proxies, Fund reports and other mailings to all Shareholder accounts shall be advanced to the Bank by the Fund at least seven (7) days prior to the mailing date of such materials.

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Article 3  Representations and Warranties of the Bank

The Bank represents and warrants to the Fund that:

3.01         It is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

3.02         It is duly qualified to carry on its business in the Commonwealth of Massachusetts.

3.03         It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

3.04         All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

3.05         It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

Article 4  Representations and Warranties of the Fund

The Fund represents and warrants to the Bank that:

4.01         It is a corporation duly organized and existing and in good standing under the laws of Maryland.

4.02         It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement.

4.03         All corporate proceedings required by said Articles of Incorporation and By-Laws have been taken to authorize it to enter into and perform this Agreement.

4.04         It is an open-end and diversified management investment company registered under the Investment Company Act of 1940, as amended.

4.05         A registration statement under the Securities Act of 1933, as amended on behalf of each of the Portfolios is currently effective and will remain effective, and appropriate

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state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.

Article 5  Data Access and Proprietary Information

5.01         The Fund acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Fund by the Bank as part of the Fund’s ability to access certain Fund-related data (“Customer Data”) maintained by the Bank on data bases under the control and ownership of the Bank or other third party (“Data Access Services”) constitute copyrighted, trade secret, or other proprietary information (collectively, “Proprietary Information”) of substantial value to the Bank or other third party.  In no event shall Proprietary Information be deemed Customer Data.  The Fund agrees to treat all Proprietary Information as proprietary to the Bank and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder.  Without limiting the foregoing, the Fund agrees for itself and its employees and agents:

(a)                                  to access Customer Data solely from locations as may be designated in writing by the Bank and solely in accordance with the Bank’s applicable user documentation;

(b)                                 to refrain from copying or duplicating in any way the Proprietary Information;

(c)                                  to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform in a timely manner of such fact and dispose of such information in accordance with the Bank’s instructions;

7

(d)                                 to refrain from causing or allowing third-party data acquired hereunder from being retransmitted to any other computer facility or other location, except with the prior written consent of the Bank;

(e)                                  that the Fund shall have access only to those authorized transactions agreed upon by the parties;

(f)            to honor all reasonable written requests made by the Bank to protect at the Bank’s expense the rights of the Bank in Proprietary Information at common law, under federal copyright law and under other federal or state law.

Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Article 5.  The obligations of this Article shall survive any earlier termination of this Agreement.

5.02         If the Fund notifies the Bank that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Bank shall endeavor in a timely manner to correct such failure.  Organizations from which the Bank may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Fund agrees to make no claim against the Bank arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof.  DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS.  THE BANK EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

8

5.03         If the transactions available to the Fund include the ability to originate electronic instructions to the Bank in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information (such transactions constituting a “COEFI”), then in such event the Bank shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Bank from time to time.

Article 6  Responsibility of the Fund

6.01         The Bank shall not be responsible for all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

(a)           All actions of the Bank or its agent or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

(b)           The Fund’s refusal or failure to comply with the terms of this Agreement, or which arise out of the Fund’s lack of good faith, negligence or willful misconduct which arise out of the breach of any representation or warranty of the Fund hereunder.

(c)           The reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors, and furnished to it by or on behalf of the Fund or the applicable Portfolio, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund.

(d)           The reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Fund on behalf of the applicable Portfolio.

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(e)           The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

6.02         At any time the Bank may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel.  The Bank, its agents and subcontractors shall be protected in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund.  The Bank, its agents and subcontractors shall also be protected in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

Article 7  Standard of Care

7.01         The Bank shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors

10

unless said errors are caused by its negligence, bad faith, or willful misconduct of that of its employees.

Article 8  Covenants of the Fund and the Bank

8.01         The Fund shall on behalf of each of the Portfolios promptly furnish to the Bank the following:

(a)           A certified copy of the resolution of the Directors of the Fund authorizing the appointment of the Bank and the execution and delivery of this Agreement.

(b)           A copy of the Articles of Incorporation and By-Laws of the Fund and all amendments thereto.

8.02         The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

8.03         The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable.  To the extent required by Section 31 of the Investment Company Act of 1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

8.04         The Bank and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

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8.05         In case of any requests or demands for the inspection of the Shareholder records of the Fund, the Bank will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection.  The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

Article 9  Termination of Agreement

9.01         This Agreement may be terminated by either party as to all or any of the Portfolios upon one hundred twenty (120) days written notice to the other.

9.02         Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund on behalf of the applicable Portfolio(s).  Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination and/or a charge equivalent to the average of three (3) months’ fees.

9.03         Termination of this Agreement with respect to any given Portfolio shall in no way affect the continued validity of this Agreement or the performance thereunder with respect to any other Portfolio.

Article 10  Additional Funds

10.01       In the event that the Fund establishes one or more series of Shares in addition to Baillie Gifford International Fund and Baillie Gifford Emerging Markets Fund with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

Article 11  Assignment

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11.01       Except as provided in Section 11.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

11.02       This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

11.03       The Bank may, without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts corporation (“BFDS”) which is duly registered as a transfer agent pursuant to Section 17A(c)(1) of the Securities Exchange Act of 1934, as amended (“Section 17A(c)(1)”), (ii) a BFDS subsidiary duly registered as a transfer agent pursuant to Section 17A(c)(1) or (iii) a BFDS affiliate; provided, however, that the Bank shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

Article 12  Amendment

12.01       This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Directors of the Fund.

Article 13  Massachusetts Law to Apply

13.01       This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

Article 14  Force Majeure

14.01       In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

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Article 15  Consequential Damages

15.01       Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

Article 16  Merger of Agreement

16.01       This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

Article 17  Limitation of Liability of the Directors and Shareholders

17.01       A copy of the Articles of Incorporation of the Corporation is on file with the State Department of Assessments and Taxation of the State of Maryland, and notice is hereby given that this instrument is executed on behalf of the Directors of the Corporation as Directors and not individually and that the obligations of this instrument are not binding upon any of the Directors or the Shareholders individually but are binding only upon the assets and property of the Fund.

Article 18  Counterparts

18.01       This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

BAILLIE GIFFORD INTERNATIONAL FUND, INC.

	BY:	/s/ Thomas R. Hickey, Jr.

ATTEST:

/s/ Richard T. Potter, Jr.

STATE STREET BANK AND TRUST COMPANY

BY:

/s/ Ronald E. Logue
Executive Vice President

ATTEST:

/s/ [ILLEGIBLE]